UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES
OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE SOUTHERN COMPANY
(Exact name of registrant as specified in its charter)

Delaware	58-0690070
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered

2025 Series A Corporate Units	New York Stock Exchange

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-277138
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the 2025 Series A Corporate Units of The Southern Company (the “Company”). A description of the 2025 Series A Corporate Units is contained in (i) the Registration Statement on Form S-3 of the Company (Registration No. 333-277138), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on February 16, 2024, under the captions “Description of the Senior Notes” and “Description of the Stock Purchase Contracts and the Stock Purchase Units” and (ii) the final prospectus supplement of the Company, filed pursuant to Rule 424(b) under the Securities Act on November 4, 2025, under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes.” Such descriptions are incorporated by reference herein.

Item 2.    Exhibits.

Exhibit Number

1	Restated Certificate of Incorporation of the Company, dated February 12, 2019. (Designated in Annual Report on Form 10-K for the year ended December 31, 2018, File No. 1-3526, as Exhibit 3(a)1.)

2	Certificate of Amendment to the Certificate of Incorporation of the Company, effective May 27, 2025. (Designated in Form 8-K dated May 21, 2025, File No. 1-3526, as Exhibit 3.1.)

3	Amended and Restated By-laws of the Company effective December 12, 2022, and as presently in effect. (Designated in Form 8-K dated December 12, 2022, File No. 1-3526, as Exhibit 3.1.)

4
Purchase Contract and Pledge Agreement, dated as of November 6, 2025, between the Company and U.S. Bank Trust Company, National Association, as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary. (Designated in Form 8-K dated November 3, 2025, File No. 1-3526, as Exhibit 4.9.)

5	Form of Remarketing Agreement (included in Exhibit 4 above).

6	Form of Corporate Unit Certificate (included in Exhibit 4 above).

7	Form of Treasury Unit Certificate (included in Exhibit 4 above).

8
Senior Note Indenture dated as of January 1, 2007, between the Company and Computershare Trust Company, N.A., as Successor Trustee. (Designated in Form 8-K dated January 11, 2007, File No. 1-3526, as Exhibit 4.1.)

9
Twenty-Second Supplemental Indenture to the Senior Note Indenture, dated as of February 26, 2021, between the Company and Computershare Trust Company, N.A., as Successor Trustee. (Designated in Form 8-K dated February 23, 2021, File No. 1-3526, as Exhibit 4.4(a).)

10
Thirty-Fifth Supplemental Indenture to the Senior Note Indenture, dated as of November 6, 2025, between the Company and Computershare Trust Company, N.A., as Successor Trustee. (Designated in Form 8-K dated November 3, 2025, File No. 1-3526, as Exhibit 4.2(a).)

11	Form of Series 2025B Remarketable Senior Note due 2030 of the Company (included in Exhibit 10 above).

12
Thirty-Sixth Supplemental Indenture to the Senior Note Indenture, dated as of November 6, 2025, between the Company and Computershare Trust Company, N.A., as Successor Trustee. (Designated in Form 8-K dated November 3, 2025, File No. 1-3526, as Exhibit 4.2(b).)

13	Form of Series 2025C Remarketable Senior Note due 2033 of the Company (included in Exhibit 12 above).

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:	November 6, 2025	THE SOUTHERN COMPANY

		By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary